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Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements of First International Bancorp, Inc. on Form S-8 (File Nos. 333-46149 and 333-46151) of our report dated March 23, 2001, relating to the consolidated financial statements of First International Bancorp, Inc. which appears in this Form 10-K.

/s/ Pricewaterhousecoopers LLP


Hartford, Connecticut
March 29, 2001